U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

April 3, 2009

____________________________________

RING ENERGY, INC.

______________________________________________

(Name of small business issuer as specified in its charter)

Nevada	0001384195	98-0495938

_____________________________________________________________________

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification No.)

18 ½ East State St., Suite 202, Redlands, CA	92373

____________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (909) 798-8394

____________________________________________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Creation of CFO Position:

It was announced today that Ring Energy, Inc.’s (the “Company”) board of directors formally created the position of CFO to be separately filled on a subsequent date. The CFO, that will subsequently be appointed, will act independently from the CEO who presently discharges both offices in the Company. The CFO will be in charge of all internal financial, accounting and tax related matters and will further advise the board on financial issues related to strategic business planning and operations.

Item 8.01	Appointment of Audit Committee:

At the same time, the Company’s board of directors appointed Mr. Robert Morley, an independent outside director, to serve as the audit committee for the Company effective immediately. Mr. Morley is a presently serving independent outside director with experience in financial matters. He will serve as a sole committee to perform the requirements of an independent audit committee for the Company pursuant to the Securities Exchange Act of 1934 and the provisions of Sarbanes-Oxley.

The Company has also retained the interim services of an independent certified public accounting firm to assist the board and CEO in their accounting and financial duties and in establishing expanded internal control procedures as the Company pursues the acquisition of operating properties. It is anticipated these services will be terminated when a CFO is appointed to complete these functions.

DATED this 3rd day of April, 2009

/S/ Robert “Steve” Owens

Robert “Steve” Owens
President